EXHIBIT 13.1

     Certification of Chief Executive Officer
     Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Logan Resources Ltd., a company organized under the Business Corporation Act (British Columbia) (the “Company”) on Form 20-F as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Seamus Young, President/CEO/Director of the Company, certifies, pursuant to 18 U.S.C. (S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Seamus Young
Seamus Young, President/CEO/Director

Date: October 31, 2007

EXHIBIT 13.2

     Certification of Chief Executive Officer
    Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Logan Resources Ltd., a company organized under the Business Corporation Act (British Columbia) (the “Company”) on Form 20-F as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Judith T. Mazvihwa, CFO/Director of the Company, certifies, pursuant to 18 U.S.C. (S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Judith T. Mazvihwa
Judith T. Mazvihwa, CFO/Director

Date: October 31, 2007